UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): August 28, 2013

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (630) 545-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into Material Definitive Agreement

On August 28, 2013, Community Financial Shares, Inc., (the “Company”), the parent company of Community Bank-Wheaton/Glen Ellyn (the “Bank”), entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) pursuant to which the Company will issue 2,837,000 shares of common stock at a purchase price of $1.00 per share in a private placement offering for aggregate proceeds of $2.8 million (the “Offering”).  The Subscription Agreements provide that the issuance of the shares of common stock to the Investors in the Offering is subject to the non-dilution rights afforded to certain stockholders of the Company pursuant to the Securities Purchase Agreement, dated as of November 13, 2012, by and between the Company and the stockholders identified therein.  The Company currently anticipates that the Offering will be consummated in the third quarter of 2013.

A form of Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended (the “Act”), and will be subject to the resale restrictions promulgated thereunder. Such securities being sold in the Offering may not be offered or sold absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02   Unregistered Sales of Equity Securities

On August 28, 2013, the Company entered into the Subscription Agreements, which provide for the sale of shares of common stock to the Investors in the Offering as described under Item 1.01 of this Current Report on Form 8-K. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the shares of common stock to the Investors in the Offering is exempt from registration pursuant to Section 4(2) of the Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the shares of common stock pursuant to the Subscription Agreements and is not offering securities to the public in connection with the Offering.

Item 8.01   Other Events

On August 28, 2013, the Company issued a press release announcing the execution of the Subscription Agreements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)         Exhibits

Number     Description

10.1Form of Subscription Agreement

99.1Press Release Dated August 28, 2013

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements and have a material impact on the results of operations of the Company include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

Date: August 28, 2013	By:	/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer